SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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May 7, 2002
Date of Report (Date of Earliest Event Reported)

C. R. BARD, INC.
(Exact Name of Registrant as Specified in Charter)
New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey		07974
(Address of Principal Executive Office)		(Zip Code)

(908) 277-8000
(Registrant's Telephone Number, Including Area Code)

ITEM 4. Changes in Registrant's Certifying Accountant

On May 7, 2002, the Board of Directors of C. R. Bard, Inc. (the "Company"), upon recommendation of the Audit Committee, made a determination not to engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and engaged KPMG LLP to serve as the Company's independent public accountants for the fiscal year 2002.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 10, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

16 Letter from Arthur Anderson LLP to the Securities and Exchange Commission, dated May 10, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By: /s/ Charles P. Slacik

Name: Charles P. Slacik

Title: Senior Vice President and

Chief Financial Officer

May 10, 2002

EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
May 10, 2002

Dear Sir/Madam:

We have read Item 4 of the Current Report on Form 8-K of C. R. Bard, Inc. for the event which occurred on May 7, 2002 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Cc: Mr. Charles P. Slacik,

Senior Vice President and Chief Financial Officer, C. R. Bard, Inc.